LETTER OF AGREEMENT IN CONNECTION WITH THE STRATEGIC PARTNERSHIP

BETWEEN:
CONFORCE INTERNATIONAL, INC.
AND
BAYER MATERIALSCIENCE LLC.

This Letter of Agreement dated February 2nd, 2009 will serve as confirmation of the strategic partnership formed by and between CONFORCE INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware and having a place of business at 51A Caldari Road, Second Floor, Concord, Ontario, Canada ("Conferee"), and BAYER MATERIALSCIENCE LLC, a limited liability company organized and existing under the laws of the state of Delaware and having a place of business at 100 Bayer Road, Pittsburgh, Pennsylvania, United States ("Bayer").

It is understood and agreed by Conferee and Bayer that until such time as a more formal agreement has been executed, this Letter of Agreement will serve as an umbrella agreement outlining the framework of the relationship between the parties and to which definitive operational agreements as described in point 8 below will be appended.

STRATEGIC PARTNERSHIP

1.	Conferee has extensive expertise in the shipping container industry and has been engaged in research, development, design, production and other activities in connection with materials, systems, processes and equipment for the manufacture of its proprietary shipping container and highway trailer composite line of flooring and shelving systems named EKO-FLOR cs-4, xts, and ms-1 respectively (collectively "EKO-FLOR").

2.	Bayer is a global leader in the production of polymers and high performance plastics and is engaged in research, development, design, production and other activities in connection with materials, systems, processes and equipment suitable for the production of polyurethanes, polyurethane coatings and polyurethane pultrusions (the "Bayer Products").

3.	Conferee and Bayer wish to cooperate in a strategic partnership in order to fully leverage their respective business strengths (the "Partnership").

4.	The goal of the Partnership is the successful commerciaiization of EKO-FLOR through the use of advanced design and material analysis, efficient production practices through on-going training and support, and the logistical development of a material supply chain consistent with the global production requirements of EKO-FLOR (the "Partnership Objective").

5.	More specifically and in the immediate term, the Partnership Objective is to provide high-
performance, quality-assured EKO-FLOR product to Conferee customers for ocean-going trials commencing on or about March 27, 2009. Provided the successful completion of trials, to then work towards the establishment of a Conferee manufacturing facility in Asia, whose operations are currently scheduled to commence first quarter of calendar 2010.

6.	Below are the rights and responsibilities of Conferee to the Partnership in order to achieve the
Partnership Objective:

(a)	Conferee will produce or have produced on its behalf EKO-FLOR profiles using Bayer
Products. Conferee will be responsible for any modification of its design(s) which may be necessary to achieve the Conferee desired physical appearance, physical properties and/or processing of EKO-FLOR;

(b)	Conferee will receive samples of Bayer Products for the production of EKO-FLOR in accordance with the Conferee design(s) and shall provide feedback to Bayer regarding the suitability of such materials for production of EKO-FLOR;

(c)	Conferee wili use oniy Bayer Products in its conduct of all activities pursuant to the
Partnership, unless Bayer has given its prior written consent to the use of a third party material and will provide Bayer with the results of any tests conducted on EKO-FLOR made with Bayer Products;

(d)	Conferee wilt retain all of its rights, including patent rights, to EKO-FLOR and to any developments made solely by Conferee during the course of the Partnership.

7.	Below are the rights and responsibilities of Bayer to the Partnership in order to achieve the
Partnership Objective:

(a)	Bayer will provide samples of Bayer Products to Conferee for Conferee to produce or have produced on its behalf EKO-FLOR profiles;

(b)	Bayer will receive samples of EKO-FLOR produced by or on behalf of Conferee using
Bayer Products for testing, evaluation, determining and making any modifications to
Bayer Products which Bayer believes may improve the physical properties, appearance or processing of EKO-FLOR made from Bayer Products, and for making suggestions regarding possible design modifications to improve the physical properties, appearance and/or processing of EKO-FLOR;

(c)	Bayer will provide Conferee with theoretical technical analysis of EKO-FLOR including, but not limited to, finite element analysis;

(d)	Bayer will allocate the know-how, technical expertise and human resources Bayer deems reasonably necessary to assist with the setup and production of EKO-FLOR trial orders;

(e)	Bayer will allocate the know-how, technical expertise and human resources Bayer deems reasonably necessary to assist with the establishment of the planned Conferee production facility in Asia. Such assistance will include the analysis of current
Conferee production processes in order to ensure a seamless transition from local single-line production to scalable multi-line manufacturing in Asia;

(f)	Bayer will ensure that Conferee has access to an adequate supply of Bayer Products for production in Asia or wherever EKO-FLOR is being produced;

(g)	Bayer has provided, and may continue to provide economic assistance to Conferee towards the development of EKO-FLOR. However, the decision to disburse such funds will at all times be at the sole discretion of Bayer;

(h)
Bayer will retain all of its rights, including patent rights, to the materials, compositions and formulations developed and/or supplied hereunder and to any other developments made solely by it during the course of the Partnership.

8. Conferee and Bayer will, at a later date to be mutually agreed upon, enter into, execute and deliver the following definitive operational agreements to be in form and substance satisfactory to the parties and their respective counsel, each acting reasonably. Such agreements will contain all customary and usual conditions precedent, representations, warranties, covenants, agreements, terms, indemnities and other provisions in the context of the services and/or transactions contemplated thereby or thereunder:

(a)	a Joint Development Agreement in connection with the surface topcoat developed jointly by Conferee and Bayer for use on EKO-FLOR cs-4 shipping container panels;

(b)	a Material Supply Agreement defining term, pricing and projected quantities of Bayer
Products for use by Conferee in EKO-FLOR;

(c)	such other agreements relating to or in connection with the Partnership and/or the
Partnership Objective as may be mutually agreed upon by the parties.
Conferee ~ Bayer

Letter of Agreement re: Strategic Partnership - February 2,2009

9.	Except as may be expressly agreed upon in writing by the parties, neither party will acquire any rights in or to the intellectual property of the other party.

10.	The term of this Agreement will be for a period of one (1) year from the date first written above. This Agreement may be extended or terminated by mutual agreement of the parties.
The provisions of points 6{d) and 7(h) will however survive any termination of this Agreement.
During the course of the Partnership, the parties will evaluate the progress of the Partnership
Objective. The Partnership may be terminated by mutual agreement of the parties if it is agreed that insufficient progress has been made. Either party will have the right to terminate this Agreement at any time upon thirty (30) days' written notice to the other party with such termination to become effective at the conclusion of such thirty (30) day period.

11.	Although it is intended that the Partnership be successful, it is expressly understood that the parties do not warrant or guarantee that such results will be obtained. No party shall be liable to the other in any manner in the event that the Partnership Objective is not achieved.

12.	This Letter of Agreement is made under the laws of the Commonwealth of Pennsylvania and will be interpreted in accordance therewith.

13.	This Letter of Agreement is not assignable by any party without the prior written consent of the other party.

14.	This Letter of Agreement constitutes the entire understanding of the parties with respect to the subject matter of the strategic Partnership and supersedes all previous negotiations and commitments. This Letter of Agreement may be waived, changed, modified or amended only by written agreement executed by both Conferee and Bayer.

15.	The strategic Partnership between Conferee and Bayer as described in this agreement is characterized by mutual cooperation and responsibility towards the achievement of the
Partnership Objective. Accordingly, nothing contained herein is intended nor shall be construed as creating a partnership, joint venture, agency, distributorship or any other legal arrangement or relationship. Neither party shall make any statement of any kind to any third party to the contrary. Violation of this obligation shall be considered a material breach of this agreement.

Conforce - Bayer
Letter of Agreement re: Strategic Partnership - February 2, 2009

If this Letter of Agreement accurately reflects the understanding of the strategic Partnership and working relationship between Conforce and Bayer, the parties will so indicate by signing in the spaces provided 'below. This Letter of Agreement has been executed by the parties on the date first written above.

CONFORCE INTERNATIONAL, INC.

/s/ Marino Kulas
Name: Marino Kulas Title:     President & CEO

BAYER MATERIALSCIENCE LLC.

Name: Theodore S Frick   Title Director